UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	April 2, 2021

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	NAVB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2021, the Board of Directors of Navidea Biopharmaceuticals, Inc. (the “Company”) approved the adoption of an amendment (the “April 2 Amendment”) to the Company’s Amended and Restated Bylaws. The Bylaws, as amended by the Amendment, are referred to herein as the “Amended Bylaws.” The Bylaws of the Company previously in effect are referred to herein as the former Bylaws. The following summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 3.1 hereto, and incorporated herein by reference.

Special Meetings of Stockholders. The Amended Bylaws provide that a special meeting of the stockholders may be called by the board of directors or by any stockholder that owns of record 22.5% or more of the outstanding shares of capital stock of the Company entitled to vote on the issues presented at such a meeting. Under the former Bylaws, stockholders were not entitled to demand or call special stockholder meetings.

A stockholder that owns of record 22.5% or more of the outstanding shares of capital stock of the Company entitled to vote at a meeting may demand a special meeting of stockholders by giving a written notice of demand to the chief executive officer or chief financial officer of the Company, which written notice shall contain, among other things, the proposals that the demanding stockholder intends to constitute the agenda for the special meeting. Within 30 days after receipt of the demand, the Board of Directors shall cause a special meeting of stockholders to be called and held on notice no later than 90 days after receipt of the demand. If the Board of Directors fails to cause a special meeting to be called and held as required, the stockholder making the demand may call the meeting. Notwithstanding the foregoing, stockholders may not deliver a written notice of demand for a special meeting prior to the one year anniversary of the date on which any prior notice of a special meeting resulting from a stockholder demand is sent to the Company’s stockholders.

A special meeting of the stockholders may be called for any purpose or purposes and such meeting may be held at such time and place, within or without the State of Delaware, as may be determined by the Board of Directors; provided, however, that in the event of a special meeting of stockholders called and held as a result of a stockholder demand, such purpose or purposes shall include the proposal(s) set forth in the stockholder’s written demand for such meeting. In the case of any special meeting of stockholders called by a stockholder upon the failure of the corporation’s Board of Directors to cause a special meeting to be called and held on a timely basis, actions related to the conduct of such meeting required or permitted to be performed by the Company, the Board of Directors or any officer of the Company shall instead be taken by the stockholder calling such special meeting.

Vote Required. The affirmative vote of the majority of shares present in person or represented by proxy at any stockholder meeting (annual or special) and entitled to vote on the subject matter shall generally be the act of the stockholders, unless the question is one upon which a different vote is required by express provisions of an applicable law, the Company’s certificate of incorporation or the Bylaws. However, under the Amended Bylaws, at any special meeting called and held as result of a stockholder’s demand for such special meeting, the affirmative vote of a majority of shares of the Company’s issued and outstanding capital stock entitled to vote on a proposal shall be required to approve and adopt any proposal brought before such meeting that the Company’s Board of Directors does not recommend that the stockholders approve, unless a different vote is required by the express provisions of an applicable law or the Company’s certificate of incorporation.

Amendments.  The Amended Bylaws provide that they may be further amended, altered or repealed and new bylaws may be adopted adopted at any meeting of the Board of Directors by a majority vote; provided, however, the power of the Board of Directors to amend, alter and repeal the bylaws shall not divest the stockholders of the power, nor limit their power to adopt, amend and repeal bylaws; and provided, further, that any amendment, alteration or repeal of the provisions amended by the April 2 Amendment shall require the affirmative vote of at least eighty-five percent (85%) of the members of the Board of Directors or holders of a majority of the capital stock of the company entitled to vote thereon.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

3.1	Amendment to Amended and Restated Bylaws of Navidea Biopharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: April 5, 2021	By:	/s/ Jed A. Latkin
Jed A. Latkin
Chief Executive Officer, Chief Operating Officer and Chief Financial Officer